                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT


            This EMPLOYMENT AGREEMENT is made as of October 19, 2004 (this "Agreement"), between Net2Phone, Inc., a Delaware corporation (the "Company") and Liore Alroy (the "Executive").


                              W I T N E S S E T H:

            WHEREAS, the Company wishes to assure itself of the services of the Executive, and the Executive and the Company are willing to enter into an agreement to that end upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the promises, agreements and undertakings of the parties made herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

            1. EMPLOYMENT

            The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment with the Company, on and subject to the terms and conditions of this Agreement.

            2. TERM

            Unless earlier terminated pursuant to Section 5 hereof, the period of this Agreement and the Executive's continued employment hereunder (the "Agreement Term") shall commence as of October 31, 2004 (the "Effective Date") and shall expire on the third anniversary of the Effective Date; provided, however, that the Agreement Term shall be automatically extended for an additional year on the third anniversary of the Effective Date and on each anniversary of the Effective Date thereafter (each an "Extension Date"), unless written notice of non-extension is provided by either party to the other party at least ninety (90) days prior to such anniversary.

            3. POSITION, AUTHORITY AND RESPONSIBILITIES

      (a) The Executive shall serve as, and with the title, office and authority of, Chief Executive Officer ("CEO") of the Company and shall report directly to the Board of Directors of the Company (the "Board").

      (b) The Executive shall have all of the powers, authority, duties and responsibilities usually incident to the position cited above and such duties consistent with such position as may be assigned from time to time by the Board.

      (c) The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from (i) serving on corporate, civic or charitable boards or committees, (ii) delivering lectures, fulfilling speaking engagements or teaching at educational institutions, and/or (iii) managing his personal investments.

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      (d) The Executive shall perform his duties at the principal offices of the
Company located in Newark, New Jersey or at any other location at which the Company has an office, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement.

      (e) With respect to all regular elections of directors during the Agreement Term, the Company shall use good faith efforts to nominate and elect Executive to serve as a member of the Board. Upon termination of the Agreement Term, Executive shall resign as an officer, director, or any other capacity, of the Company and its subsidiaries, as requested by the Company.

            4. COMPENSATION

            In consideration of the services rendered by the Executive during the Agreement Term, the Company shall pay or provide the Executive the amounts and benefits set forth below.

            (a) Salary. The Company shall pay the Executive an annual base salary (the "Base Salary") of two hundred fifty thousand ($250,000) dollars. The Executive's Base Salary shall be paid in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. The Executive's Base Salary shall remain fixed for the initial three (3) year Agreement Term, and thereafter shall be reviewed at least annually by the Board for consideration of appropriate merit increases and, once established, the Base Salary shall not be decreased during the Agreement Term.

            (b) Annual Bonus. The Company shall provide the Executive with an annual bonus (the "Annual Bonus") in an amount that is guaranteed to be no less than one hundred (100%) percent of the Base Salary payable for each fiscal year during the Agreement Term (the "Guaranteed Annual Bonus"), beginning with the Company's fiscal year 2005 ending July 31, 2005. The Guaranteed Annual Bonus for each fiscal year of the Agreement Term shall be prorated for any partial fiscal year and shall be paid in cash to the Executive no later than the last day of such fiscal year and any additional discretionary portion of the Annual Bonus shall be paid to Executive no later than 90 days following the last day of such fiscal year. The Guaranteed Annual Bonus for fiscal year 2005 shall be prorated from the Effective Date to July 31, 2005.

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            (c) Equity Incentives.

                  (i) As of the date hereof, the Executive shall be granted 800,000 stock options ("Options") under the Company's 1999 Amended and Restated Stock Option and Incentive Plan, as amended (the "Plan"), pursuant to the stock option agreement annexed hereto as Exhibit A.

                  (ii) As of the date hereof, the Executive shall be granted 800,000 shares of restricted common stock (the "Restricted Stock") under the Plan, pursuant to the restricted stock award agreement annexed hereto as Exhibit B.

            (d) Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, practices or other arrangements of the Company in which any other senior executive of the Company is eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans, except to the extent that a separate arrangement is implemented for the Executive on terms no less favorable than as provided to the other senior executives agreed to by the Executive that is intended to replace any such general arrangement. Without limiting the generality of the foregoing, at the Company's expense, (i) the Company shall continue to provide the Executive with life insurance coverage with a death benefit that is not less than the amount as is in effect as of the Effective Date and (ii) the Company shall provide the executive with disability insurance coverage consistent with the disability insurance coverage provided to senior executives of other companies in the same industry as the Company.

            (e) Fringe Benefits and Perquisites. The Executive shall be entitled to all fringe benefits and perquisites that are generally made available to senior executives of the Company from time to time on the same basis as is made available to such other executives. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

            (i) executive offices and support staff appropriate to the Executive's position;

            (ii) prompt reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement in accordance with the Company's normal practices and procedures, including professional association dues upon proper accounting therefor;

            (iii) paid vacation during each calendar year, to be taken in an amount equal to and in accordance with the Company's vacation policy for senior executives;

            (iv) an automobile allowance consistent with the automobile allowance policy for the Company's senior executive officers;

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            (v) a relocation allowance of $10,000 to relocate Executive's family to the United States, at such time as may be determined by the Executive;

            (vi) such other fringe benefits as the Executive and the Board may mutually agree from time to time.

            5. TERMINATION OF EMPLOYMENT

      The Agreement Term and the Executive's employment hereunder shall be terminated upon the happening of any of the following events:

            (a) Termination for Cause. The Company may terminate the Agreement Term and the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) conviction of the Executive, by a court of competent jurisdiction, of, or Executive's plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof;

            (ii) misappropriation by the Executive of the Company's funds; or

            (iii) the commission by the Executive of an act of proven fraud with respect to the Company.

      Notwithstanding the foregoing, in no event shall the Company be considered to have terminated the Executive's employment for "Cause" unless and until (i) the Executive receives written notice from the Board identifying in reasonable detail the acts or omissions constituting such "Cause" and the provision of this Agreement relied upon by the Company for such termination and (ii) such acts or omissions are not cured by the Executive within thirty (30) days of the Executive's receipt of such notice.

            (b) Termination other than for Cause. The Board shall have the right to terminate the Agreement Term and the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequ4ences of such termination as set forth in this Agreement.

            (c) Resignation for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

            (i) any action by the Company that results in a diminution of the Executive's authority or responsibilities;

            (ii) any adverse modification of the Executive's positions, titles or reporting relationships;

                                       4
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            (iii) any failure by the Company to comply with the compensation and benefits provisions of Section 4 hereof or any other material breach of this Agreement by the Company;

            (iv) the relocation, without the Executive's written consent, of the Executive's principal office from Newark, New Jersey; or

            (v) any failure by the Company to obtain an assumption of this Agreement by a successor corporation as required under Section 11(a) hereof.

      In no event shall the Executive be considered to have terminated his employment for "Good Reason" unless and until (i) the Company receives written notice from the Executive identifying in reasonable detail the acts or omissions constituting such "Good Reason" and the provision of this Agreement relied upon by the Executive for such termination, and (ii) such acts or omissions are not cured by the Company within thirty (30) days of the Company's receipt of such notice.

            (d) Resignation other than for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder at any time for any reason, including for any reason that does not constitute Good Reason by giving the Company 30-days advance written notice of such termination.

            (e) Disability. The Company may terminate the Agreement Term and the Executive's employment hereunder upon the Executive's Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six (6) consecutive full months, or for a period of nine (9) full months during any 18-month period. The Executive's employment shall terminate in such case on the last day of the applicable period following written notice by the Company of the election to terminate the Executive's employment due to the Executive's Disability. Notwithstanding the foregoing, in no event shall the Executive be terminated by reason of Disability unless the Executive is eligible to begin receiving long-term disability benefits from a Company-sponsored long-term disability plan.

            (f) Death. The Agreement Term and the Executive's employment hereunder shall terminate upon his death.

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            6. COMPENSATION UPON TERMINATION OF EMPLOYMENT

            Notwithstanding any provision of this Agreement to the contrary, in the event the Agreement Term and the Executive's employment by the Company is terminated, the Executive shall be entitled to the compensation and severance benefits set forth below:

            (a) Resignation for Good Reason; Termination without Cause. In the event the Agreement Term and the Executive's employment hereunder is terminated by the Executive for Good Reason or by the Company for any reason other than for Cause, Disability or Death, the Company shall pay to the Executive and provide him with the following:

            (i) Severance Payment. The Company shall continue to pay the Executive his then current Base Salary, in accordance with the Company's general payroll practice, for the two (2) years following such termination. In addition, on each of the next two (2) anniversaries of the date of the Executive's termination, the Executive shall be entitled to receive an annual bonus in an amount equal to the Executive's then-current Guaranteed Annual Bonus (payable in cash), plus an amount on each anniversary equal to any discretionary Annual Bonus the Executive would have earned under the Company's bonus plan in place immediately prior to the Executive's termination.

            (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within ten (10) days of the date of termination, equal to the sum of (A) his earned but unpaid Base Salary through the date of termination, (B) any earned but unpaid Annual Bonus for any completed fiscal year, (C) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of termination, and (D) any accrued, unused vacation days. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company's compensation or benefit plans, programs or awards (together with the lump-sum payment, the "Accrued Rights").

            (iii) Bonus Rights. The Company shall pay the Executive, within ten
(10) days of the date of termination, a lump-sum cash amount equal to a pro rata portion of the Annual Bonus for any partial fiscal year of service through the date of termination (the "Bonus Rights").

            (iv) Continued Benefits. Subject to Section 8 hereof, for a two-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the medical, dental, disability and life insurance coverages ("Welfare Benefits") that were provided to the Executive immediately prior to termination of employment.

            (v) Equity Incentives. Notwithstanding the provisions of any stock incentive plan or award agreement between the Company and the Executive to the contrary, (i) 100% of the Executive's options to purchase Company stock, stock appreciation rights ("SARs"), Restricted Stock or other equity incentives which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (ii) the period during which options and SARs shall remain exercisable shall be extended until the second anniversary of the date of termination. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.

            (vi) Life and Disability Insurance. The Company shall fully fund the life insurance and disability policies described in Section 4(d) hereof.


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            (vii) Car Allowance. Until the second anniversary of the date of termination, the Company shall continue to provide the Executive with the automobile allowance described in Section 4(e)(iv) hereof.

            (b) Resignation without Good Reason; Termination for Cause. In the event the Executive voluntarily terminates the Agreement Term and his employment hereunder other than for Good Reason, or in the event the Agreement Term and the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay and provide to the Executive all Accrued Rights and Bonus Rights and the Executive shall retain any rights that he has pursuant to any equity incentive agreement with the Company in accordance with the terms thereof.

            (c) Disability; Death. In the event the Agreement Term and the Executive's employment hereunder is terminated by reason of the Executive's Disability or Death, the Company shall pay the Executive (or his legal representative) and provide him with the following:

            (i) Severance Payment. The Company shall continue to pay the Executive his then current Base Salary, in accordance with the Company's general payroll practices, for the one-year period following the date of such termination. In addition, on the first anniversary of the date of the Executive's termination, the Executive shall be entitled to receive an annual bonus in an amount equal to the Executive's then-current Guaranteed Annual Bonus (payable in cash), plus an amount equal to any discretionary Annual Bonus the Executive would have earned under the Company's bonus plan in place immediately prior to the Executive's termination.

            (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within ten (10) days of the date of termination, equal to the Accrued Rights.

            (iii) Bonus Rights. The Company shall pay the Executive, within ten
(10) days of the date of termination, a lump-sum cash amount equal to the Bonus Rights.

            (iv) Continued Benefits. Subject to Section 9 hereof, for a one-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the Welfare Benefits that were provided to the Executive immediately prior to termination of employment.

            (v) Equity Incentives. Notwithstanding the provisions of any stock incentive plan or award agreement between the Company and the Executive to the contrary, (A) 100% of the Executive's options to purchase Company stock, SARs, Restricted Stock or other equity incentives which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (B) the period during which such options and SARs shall be exercisable shall be extended until the first anniversary of the date of termination. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.

                                       7
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            7. INDEMNIFICATION

            The Company agrees to provide to the Executive all rights of indemnification and all director's and officer's insurance coverage to the fullest extent permitted by law and by its Certificate of Incorporation and By-laws.

            8. NO MITIGATION OR OFFSET

            The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 6 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment; provided, however, to the extent that the Executive becomes eligible to receive welfare benefits pursuant to employee benefit plans of a new employer that are comparable to the Welfare Benefits that the Company is obligated to provide to the Executive pursuant to Section 6(a)(iv), the Company's obligation to provide such Welfare Benefits shall cease. The Company's obligations to the Executive under this Agreement, including, without limitation, any obligation to provide severance benefits, shall not be subject to set-off or counterclaim in respect of any debts or liabilities of the Executive to the Company.

            9. TAX WITHHOLDING AND PAYMENT

            (a) Withholding and Payment. All compensation payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions for income, employment, excise and other taxes. Any lump-sum payments provided for in Section 6 hereof shall be made in a cash payment, net of any required tax withholding, no later than ten (10) business days following the Executive's date of termination. Any payment required to be made to the Executive under this Agreement that is not made in a timely manner shall bear interest at an interest rate equal to 120% of the monthly compounded applicable federal rate as in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended.

            10. RESTRICTIVE COVENANTS

            (a) Confidential Information. During the Agreement Term and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a confidential or proprietary nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

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            (b) Noncompetition. The Executive acknowledges that (i) the Company is currently engaged in the business of providing high quality, low-cost telephone calls over the Internet ("Internet Telephony"), (ii) his work for the company will give him access to trade secrets of and confidential information concerning the Company, and (iii) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that during the Restricted Period (defined below), the Executive shall not, without the prior written consent of the Company, (1) engage or participate in the business of developing, managing or operating any Internet Telephony business (a "Competitive Business") on his own behalf or on behalf of any person or entity, and the Executive shall not acquire a financial interest in any Competitive Business (except for publicly traded equity interests that do not exceed five percent (5%) of such class of equity) or (2) directly or indirectly solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or any of its affiliates. For purposes hereof, the "Restricted Period" shall be the Agreement Term (as may be terminated pursuant to Section 6 hereof) and, except in the event of a termination described in Section 6(a) hereof, the 12-month period following any termination of the Executive's employment hereunder. The advisory services referred to in paragraph 3 (c) (iv) above shall not constitute a violation of this paragraph 10(b).

            (c) Enforcement. The Executive acknowledges and agrees that the Company will have no adequate remedy at law, and could be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of Section 10 of this Agreement. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 10, and to specific performance of each of the terms of this
Section in addition to any other legal or equitable remedies that the Company may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 10, raise the defense that the Company has an adequate remedy at law.

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            11. SUCCESSORS AND ASSIGNS

            (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and any person or other entity that succeeds to all or substantially all of the business, assets or property of the Company. To the extent not otherwise provided by application of law, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, transfer or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform the obligations of the Company under this Agreement in the same manner and to the same extent that the Company is required to perform hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 11(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Except as provided by the foregoing provisions of this Section 11(a), this Agreement shall not be assignable by the Company without the prior written consent of the Executive. In the event that this Agreement is assigned to any person or entity as may be permitted hereunder, the Company shall be secondarily liable in the event that any such person or entity shall fail to satisfy its obligations under Section 6 or 7 hereof.

            (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there is no such designated beneficiary, to the legal representatives of the Executive's estate. This Agreement is personal in nature and the obligations of the Executive hereunder are not be assignable to any person.

            12. ENTIRE AGREEMENT/AMENDMENT

            This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the parties hereto.

            13. SEVERABILITY/NO WAIVER

            (a) In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

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

            (b) The failure of a party to insist upon strict adherence to any term of this Agreement or any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            14. NOTICES

            All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Executive at:

                Liore Alroy
                c/o Net2Phone, Inc.
                520 Broad Street
                Newark, New Jersey  07102

and shall be sent in the manner described above to the General Counsel of the Company at the Company's principal executives offices at:

                 Net2Phone, Inc.
                 520 Broad Street
                 Newark, New Jersey  07102
                 Attn:  General Counsel

and shall be deemed given when dispatched, provided that any notice required under Section 5 hereof or notice given pursuant to Section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

            15. GOVERNING LAW

            This Agreement shall be governed by and enforceable in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

            16. ARBITRATION

            Except for any action brought under Section 10 which may be brought by the Company directly in any court of competent jurisdiction, any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Newark, New Jersey in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

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            17. LEGAL FEES AND EXPENSES

            The Company shall pay the legal fees and expenses incurred by the Executive in connection with the negotiation of this Agreement. To provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and any court or arbitration costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof regardless of which party, if any, prevails in the contest.

            18. COUNTERPARTS

            This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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            IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first written above.


                               EXECUTIVE



                               /s/   Liore Alroy
                               -----------------
                               Liore Alroy



                               NET2PHONE, INC.



                               By:   /s/ Stephen M. Greenberg
                                     ------------------------
                                  Name:  Stephen M. Greenberg
                                  Title: Chief Executive Officer

                                       13
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                                    EXHIBIT A


                                 NET2PHONE, INC.
                             STOCK OPTION AGREEMENT

      This STOCK OPTION AGREEMENT is made as of October 19, 2004, by and between Net2Phone, Inc., a Delaware corporation (the "Company"), and Liore Alroy (the "Employee").

      WHEREAS, the Company has adopted the Net2Phone, Inc. 1999 Stock Option and Incentive Plan (the "Plan") and

      WHEREAS, the company desires to grant to the Employee options under the Plan to acquire shares of common stock of the Company (the "Stock"), on the terms set forth herein and in the Plan.

      NOW, THEREFORE, the parties hereby agree as follows:

      19. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

      20. Grant of Options. The Employee is hereby granted Incentive Stock Options (the "Options") to purchase an aggregate of 800,000 shares of Stock, pursuant to the terms of this Agreement and the provisions of the Plan.

      21. Term. The term of the Options (the "Option Term") shall be for ten
(10) years from the date of this Agreement.

      22. Option Price. The initial exercise price per share of the Options shall be $3.45, subject to adjustment as provided in the Plan.

      23. Conditions to Exercisability. (a) Unless the Options otherwise become vested or exercisable under subsection (b) or (c) of this Section 5, the Options shall become vested and exercisable as follows: 1/3 on each of the following dates - October 31, 2005, October 31, 2006, and October 31, 2007, if the Employee continues to be the in the employ of the Company pursuant to the employment agreement by and between the Employee and the Company, dated as of October 19, 2004 ("Employment Agreement").

(b) The Options shall become fully vested and exercisable upon either (i) the occurrence of a Corporate Transaction (and remain exercisable thereafter), or
(ii) an action by the Committee, in its sole discretion, accelerating such vesting.

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

(c) The Options shall also become fully vested and exercisable (and remain exercisable) under the conditions described in the Employment Agreement. The terms and conditions set forth in the Plan and in the Employment Agreement, including, without limitation, the provisions relating to the termination of Employee's employment or other relationship with the Company, are hereby incorporated by reference into this Agreement.

      24. Withholding Taxes. No later than the date of any Tax Event, the Company shall satisfy any federal, state or local taxes of any kind required by law to be withheld by withholding shares of Common Stock otherwise deliverable upon exercise of the Option, for the minimum number of shares of Common Stock that are necessary to satisfy such withholding, and not by withholding against cash or in kind compensation otherwise payable to Employee.

      25. Entire Agreement. This Agreement, the Employment Agreement and the Plan contain all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he or she does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

      26. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

      27. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

          Net2Phone, Inc.
          520 Broad Street, 8th Floor
          Newark, New Jersey 07102

          Attn:  Human Resources

All notices to the Employee or other person or persons then entitled to exercise the Options shall be addressed to the Employee or such other person or persons at:

          Liore Alroy
          c/o Net2Phone, Inc
          520 Broad Street
          Newark, NJ 07102

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

      28. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

      29. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

      30. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

      31. Construction. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Agreement shall govern. If there is a conflict between the provisions of the Plan, this Agreement and the provisions of the Employment Agreement, then the provisions of the Employment Agreement shall govern. By signing this Agreement, the Employee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

      32. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Employee has hereunto set his hand all as of the date first above written.



                                     NET2PHONE, INC.

                                     By:
                                        ---------------------------------------
                                        Name:   Stephen M. Greenberg
                                        Title:  Vice Chairman


                                     Employee:

                                     Name:
                                          -------------------------------------
                                     Telephone:
                                               --------------------------------

                                    EXHIBIT B
                                 NET2PHONE, INC.
                            RESTRICTED STOCK PROGRAM

                        RESTRICTED STOCK AWARD AGREEMENT

            This Restricted Stock Award Agreement (the "Agreement") is made as of October 19, 2004 ("Date of Award"), between Net2Phone, Inc., a Delaware corporation (the "Company"), and Liore Alroy (the "Grantee").

            WHEREAS, the Company desires to award the Grantee a restricted stock award with respect to shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as hereinafter provided, in accordance with the 1999 Amended and Restated Stock Option and Incentive Plan (the "Plan");

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

            1. Grant. A restricted stock award ("Award") of 800,000 shares ("Award Shares") of Common Stock is hereby granted by the Company to the Grantee subject to the following terms and conditions and to the provisions of the Plan, the terms of which are incorporated by reference herein.

            2. Transfer Restrictions. Subject to Section 3 below, none of the Award Shares shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Grantee except by will or the laws of descent and distribution.

            3. Release of Restrictions. (a) Unless the restrictions set forth in
Section 2 above otherwise lapse under subsection (b) or (c) of this Section 3, such restrictions with respect to 1/3 of the Award Shares which are the subject of the Award shall lapse on each of the following dates: October 31, 2005, October 31, 2006, and October 31, 2007, if the Grantee continues to be the in the employ of the Company pursuant to the employment agreement by and between the Grantee and the Company, dated as of October 19, 2004 ("Employment Agreement").

(b) The restrictions set forth in Section 2 above, to the extent they have not lapsed in accordance with subsection (a) of this Section 3, shall lapse upon either (i) the occurrence of a Corporate Transaction, or (ii) an action by the Committee, in its sole discretion, terminating such restrictions.

(c) The restrictions set forth in Section 2 above shall also lapse under the conditions described in the Employment Agreement. The terms and conditions set forth in the Plan and in the Employment Agreement, including, without limitation, the provisions relating to the termination of Grantee's employment or other relationship with the Company, are hereby incorporated by reference into this Agreement.

            4. Forfeiture. The Award Shares shall be forfeited to the Company upon the Grantee's termination of employment with the Company prior to the date the restrictions lapse as provided in Section 3 above.

            5. Adjustment of Shares. Notwithstanding anything contained herein to the contrary, in the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

            6. Rights as Stockholder. The Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award.

            7. Custody of Share Certificates. Certificates for the Award Shares shall be issued in the Grantee's name and shall be held in the custody of the Company until the restrictions with respect thereto lapse or such shares are forfeited as provided herein; provided, however, that the terms of such custody shall make allowance for the transaction contempalted by Section 5 above. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse or delivered electronically into Grantee's brokerage account.

            8. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to the terms of the Plan, all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

            9. Withholding Taxes. Upon the lapse of restrictions set forth in
Section 2 above, the Company shall satisfy all federal, state and local tax withholding requirements by withholding the minimum number of Award Shares that are necessary to satisfy such withholding, and not by withholding against cash or in kind compensation otherwise payable to Grantee.

            10. No Right to Continue Employment. Nothing contained in this Agreement shall be construed as giving Grantee the right to be employed or to continued to be employed by the Company or a subsidiary of the Company and the Company and its Subsidiaries reserve the right to terminate Grantee's employment at any time.

            11. Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to choice of law principles.

            12. Other Agreements. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between Grantee and the Company relatng to the Award and any prior agreements, commitments, understandings and/or negatiations concerning this Award are hereby superseded. Except as provided by the Plan, this Agreement may only be amended by written agreement between the Grantee and the Company.

            IN WITNESS WHEREOF, the Company has caused this Award to be granted on the date first above written.


Accepted:                                  Net2Phone, Inc.
                                           By:   Stephen Greenberg


                                           Name:
------------------------                        -------------------------------
Liore Alroy                                Title:
                                                 ------------------------------